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                                                                      Exhibit 21


           SUBSIDIARIES OF INFINITY PROPERTY AND CASUALTY CORPORATION


|__Infinity Property and Casualty Corporation(1)
   |__Atlanta Casualty Company(1)
      |__American Premier Insurance Company(2)
      |__Atlanta Casualty Group, Inc.(3)
         |__Atlanta Casualty General Agency, Inc.(4)
      |__Atlanta Reserve Insurance Company(1)
      |__Atlanta Specialty Insurance Company(1)
   |__Great American Contemporary Insurance Company(1)
   |__Great Texas County Mutual Insurance Company(4)
   |__Infinity Insurance Company(2)
      |__Infinity Agency of Texas, Inc.(4)
      |__The Infinity Group, Inc.(2)
      |__Infinity National Insurance Company(2)
      |__Infinity Select Insurance Company(2)
   |__Leader Insurance Company(1)
      |__American Commonwealth Development Company(4)
      |__Budget Insurance Premiums, Inc.(1)
      |__Leader Group, Inc.(1)
      |__Leader Managing General Agency, Inc.(4)
      |__Leader National Agency, Inc.(1)
      |__Leader Preferred Insurance Company(1)
      |__Leader Specialty Insurance Company(2)
      |__TICO Insurance Company(1)
   |__Windsor Insurance Company(2)
      |__American Deposit Insurance Company(5)
         |__Granite Finance Co., Inc.(4)
      |__Coventry Insurance Company(1)
      |__Moore Group Inc.(3)
         |__Casualty Underwriters, Inc.(3)
         |__Dudley L. Moore Insurance, Inc.(6)
         |__Hallmark General Insurance Agency, Incorporated(5)
         |__Windsor Group, Inc.(3)
      |__Regal Insurance Company(2)
      |__Texas Windsor Group, Inc.(4)

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(1)  Ohio corporation
(2)  Indiana corporation
(3)  Georgia corporation
(4)  Texas corporation
(5)  Oklahoma corporation
(6)  Louisiana corporation